                                                                                                                  Exhibit 12

                                                         COMPUTATION OF
                                             RATIO OF EARNINGS TO FIXED CHARGES AND
                                           RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                                  AND PREFERRED STOCK DIVIDENDS

                                                                                      Years Ended December 31,
                                                                     Pro Forma
                                                                      1994<F1>   1994        1993        1992    1991    1990

   (In millions, except ratios)
   Consolidated operations:
    Income before income tax expense, accounting changes, and
      dividends on preferred securities ............................... $  941  $  802 <F2> $  602 <F3> $  775  $  678  $  836
    Fixed charges deducted from income
      Interest expense
        Consolidated ..................................................    583     526         483         508     565     607
        Relating to real estate operations ............................      -       -           5           8       3       1
      Implicit interest in rents ......................................     16      16          15          13      13      12
      Preferred dividend of subsidiary ................................      -       -           -           -       -       6
          Total fixed charges deducted from income ....................    599     542         503         529     581     626
            Earnings available for fixed charges ...................... $1,540  $1,344      $1,105      $1,304  $1,259  $1,462

    Fixed charges per above ........................................... $  599  $  542      $  503      $  529  $  581  $  626
    Capitalized interest relating to real estate operations ...........     18      18          15          21      31      39
      Total fixed charges .............................................    617     560         518         550     612     665
      Dividends on preferred securities ...............................     24       -           -           -       -       -

            Total fixed charges and dividends on preferred securities.. $  641  $  560      $  518      $  550  $  612  $  665
            Ratio of earnings to fixed charges ........................    2.5     2.4         2.1         2.4     2.1     2.2
            Ratio of earnings to combined fixed charges and preferred
              stock dividends .........................................    2.4     2.4         2.1         2.4     2.1     2.2

   Consolidated operations, corporate fixed charges and preferred stock dividends only:
    Income before income tax expense, accounting changes, and
     dividends on preferred securities ................................ $  941  $  802 <F2> $  602 <F3> $  775  $  678  $  836
    Corporate fixed charges deducted from income
     Corporate interest expense .......................................    178     121         121         126     140     191
            Earnings available for fixed charges ...................... $1,119  $  923      $  723      $  901  $  818  $1,027
    Total corporate fixed charges per above ........................... $  178  $  121      $  121      $  126  $  140  $  191



    Dividends on preferred securities .................................     24       -           -           -       -       -
            Total fixed charges and dividends on preferred securities.. $  202  $  121      $  121      $  126  $  140  $  191
            Ratio of earnings to corporate fixed charges ..............    6.3     7.6         6.0         7.2     5.8     5.3
            Ratio of earnings to combined corporate fixed charges and
              preferred stock dividends ...............................    5.5     7.6         6.0         7.2     5.8     5.3

   American General Finance, Inc.:
    Income before income tax expense and accounting changes ........... $  392  $  392      $  337      $  250  $  208  $  191
    Fixed charges deducted from income
      Interest expense ................................................    416     416         380         398     440     452
      Implicit interest in rents ......................................     11      11          10           9       9       9
      Preferred dividend of subsidiary ................................      -       -           -           -       -       6
            Total fixed charges .......................................    427     427         390         407     449     467

            Earnings available for fixed charges ...................... $  819  $  819      $  727      $  657  $  657  $  658
            Ratio of earnings to fixed charges ........................    1.9     1.9         1.9         1.6     1.5     1.4
   _______________

   <F1>  Assuming  the American  Franklin  Company acquisition  and the  proposed  permanent long-term  debt financing  of the acquisition  had been effective as of  January 1, 1994.  The proposed permanent  financing is expected to include the issuance of $450 million of long-term fixed-rate corporate debt and $287.5 million of 8.45% non-convertible preferred securities issued on June 5, 1995.

   <F2>  Includes net realized  investment losses  of $114 million primarily  due to  the capital gains offset  program.   See
         "Significant Events -- Capital  Gains Offset Program" within Item 7 of American General's  Annual Report on Form 10-K
         for the fiscal year ended December 31, 1994 incorporated herein by reference.

   <F3>  Includes $300  million write-down of goodwill.  See "Significant Events -- 1993 Significant Events" within Item 7 and
         Note 1.7 within Item  8 of American General's Annual Report on Form 10-K for the  fiscal year ended December 31, 1994 incorporated herein by reference.

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
                                                                                                        Exhibit 12 (continued)


                                                         COMPUTATION OF
                                             RATIO OF EARNINGS TO FIXED CHARGES AND
                                           RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                                  AND PREFERRED STOCK DIVIDENDS

                                                                              Three Months Ended March 31,
                                                                             Pro Forma
                                                                             1995<F1>      1995        1994

   (In millions, except ratios)
   Consolidated operations:
    Income before income tax expense and dividends on preferred
      securities ....................................................            $ 282     $ 272 <F2> $ 253
    Fixed charges deducted from income
      Interest expense
        Consolidated ................................................              167       164        121
        Relating to real estate operations ..........................                1         1         (1)
      Implicit interest in rents ....................................                4         4          4
          Total fixed charges deducted from income ..................              172       169        124
            Earnings available for fixed charges ....................            $ 454     $ 441      $ 377
    Fixed charges per above .........................................            $ 172     $ 169      $ 124
    Capitalized interest relating to real estate operations .........                5         5          4
      Total fixed charges ...........................................              177       174        128
      Dividends on preferred securities .............................                6         -          -
            Total fixed charges and dividends on preferred securities            $ 183     $ 174      $ 128
            Ratio of earnings to fixed charges ......................              2.6       2.5        3.0
            Ratio of earnings to combined fixed charges and preferred
              stock dividends .......................................              2.5       2.5        3.0

   Consolidated operations, corporate fixed charges and preferred stock dividends only:
    Income before income tax expense and dividends on preferred
      securities .....................................................           $ 282     $ 272 <F2> $ 253
    Corporate fixed charges deducted from income
      Corporate interest expense .....................................              45        42         31
            Earnings available for fixed charges .....................           $ 327     $ 314      $ 284
    Total corporate fixed charges per above ..........................           $  45     $  42      $  31
    Dividends on preferred securities ................................               6         -          -
            Total fixed charges and dividends on preferred securities            $  51     $  42      $  31
            Ratio of earnings to corporate fixed charges .............             7.3       7.6        9.3
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            Ratio of earnings to combined corporate fixed charges and
              preferred stock dividends ..............................             6.4       7.6        9.3

   American General Finance, Inc.:
    Income before income tax expense .................................           $  96     $  96      $  86
    Fixed charges deducted from income
      Interest expense ...............................................             125       125         93
      Implicit interest in rents .....................................               3         3          3
            Total fixed charges ......................................             128       128         96
            Earnings available for fixed charges .....................           $ 224     $ 224      $ 182
            Ratio of earnings to fixed charges .......................             1.8       1.8        1.9
   _______________

   <F1>  Assuming  the American  Franklin Company  acquisition and  the proposed  permanent  long-term debt  financing of  the acquisition had been effective  as of January 1, 1994.  The  proposed permanent financing is expected to  include the issuance of $450 million of long-term fixed-rate corporate debt and $287.5 million of 8.45% non-convertible preferred securities issued on June 5, 1995.

   <F2>  Includes two months of operations for AFC, which was acquired January 31, 1995.

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